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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported):  August 14, 1996



                              POLYMER GROUP, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       1-14330                57-1003983
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


4838 Jenkins Ave., North Charleston, SC                              29405
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:       (803) 566-7293
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                       This Instrument contains 5 pages.

                    The Exhibit Index is located on page 5.
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On August 14, 1996, PGI Polymer, Inc. ("PGI Polymer"), a Delaware corporation and the wholly owned subsidiary of Polymer Group, Inc., completed its acquisition of the business of FNA Polymer Corp. (formerly known as Fitesa North America Corporation), a North Carolina corporation, pursuant to the terms of the Stock Purchase Agreement, dated as of July 15, 1996 among Petropar S.A., a corporation incorporated under the laws of the Federative Republic of Brazil (the "Parent"), Alicorno Comercio e Servicos Lda., a corporation incorporated under the laws of Madeira (the "Seller"), and PGI Polymer (the "Stock Purchase Agreement"). The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K.

          Pursuant to the Stock Purchase Agreement, PGI Polymer acquired all of the issued and outstanding capital stock of PNA Corp. (formerly known as Petropar North America Corp.), a North Carolina corporation, which in turn owns all of the issued and outstanding capital stock of FNA Polymer Corp. The Seller received a cash payment of $48 million, subject to a working capital adjustment. The amount of consideration was determined as a result of negotiations among the Parent, the Seller and PGI Polymer. Prior to the acquisition, there was no relationship among Seller and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer. The source of the consideration was borrowings under the registrant's existing credit facility.

          FNA Polymer Corp. has in the past, and is expected to continue to produce polypropylene fabrics for the nonwovens industry utilizing spunbond and spunbond/meltblown/spunbond technologies. It competes primarily in three markets: hygienic products, including adult incontinence products and feminine hygiene products; disposable products, including landscape and agricultural applications; and durable products, including products for home furnishings.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial Statements of Businesses Acquired

              To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the registrant hereby indicates that the filing of the financial statements required in response to this item within 15 calendar days of the acquisition is impracticable, and undertakes to file such information on an amendment to this Form 8-K no later than 60 days after August 29, 1996.

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          (b) Pro forma financial information.

              To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby indicates that the filing of the financial statements required in response to this item within 15 calendar days of the acquisition is impracticable, and undertakes to file such information on an amendment to this Form 8-K no later than 60 days after August 29, 1996.

          (c) Exhibits

              4.1 Fourth Supplemental Indenture, dated as of August 14, 1996, among Polymer Group, Inc., Harris Trust and Savings Bank, as Trustee, Petropar North America Corp., as Guarantor and Fitesa North America Corporation, as Guarantor.

              10.1 Stock Purchase Agreement, dated as of July 15, 1996, among Petropar S.A., Alicorno Comercio e Servicos Lda., and PGI Polymer, Inc.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        POLYMER GROUP, INC.



Dated: August 28, 1996                  By:  /s/ Jerry Zucker
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                                             Jerry Zucker
                                             Chairman, President and
                                             Chief Executive Officer


                                        By:  /s/ James G. Boyd
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                                             James G. Boyd
                                             Executive Vice President, Treasurer
                                             and Secretary

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                                 EXHIBIT INDEX

Exhibit No.                     Description                           Page No.
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     4.1       Fourth Supplemental Indenture, dated as of
               August 14, 1996, among Polymer Group, Inc.,
               Harris Trust and Savings Bank, as Trustee,
               Petropar North America Corp., as Guarantor and
               Fitesa North America Corporation, as Guarantor.

    10.1       Stock Purchase Agreement, dated as of July 15,
               1996, between Petropar S.A., Alicorno Comercio e
               Servicos Lda. and PGI Polymer, Inc.